Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Post Effective Amendment No. 3 to Form S-8 of our report dated March 15, 2006 relating to the consolidated financial statements of China Holdings, Inc. (formerly known as China Health Holding, Inc.) appearing in the Prospectus which is part of this Registration Statement, for the registration of up to 9,000,000 shares of its common stock.

“DMCL”
DALE MATHESON CARR-HILTON LABONTE LLP
Chartered Accountants
Vancouver, Canada
June 12, 2007